Exhibit 10.3

FIRST AMENDMENT TO THE

INGLES MARKETS, INCORPORATED

INVESTMENT/PROFIT SHARING PLAN

THIS FIRST AMENDMENT is made on this 31st day of December, 2002, by INGLES MARKETS, INCORPORATED, and MILKO, INC., an Affiliate of the Primary Sponsor, corporations duly organized and existing under the laws of the State of North Carolina (the “Primary Sponsor”).

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the “Plan”) which was last amended and restated on September 25, 2002; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan primarily to comply with and make changes permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”);

WHEREAS, this amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder; and

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of January 1, 2002:

1. By deleting the existing Section 1.51 and substituting therefor the following:

“1.51 ‘Termination of Employment’ means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 7.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).”

2. By deleting the existing Section 7.6 in its entirety.

3. Effective as of January 1, 2003, by deleting the existing Section 10.6(d) and substituting therefor the following:

“(d) Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements. Distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.”

4. By deleting the existing Article 19 to the Plan and substituting therefor the following:

“ARTICLE 19

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.”

5. By deleting the existing subsection (d) of Section 5 of Appendix C and substituting therefor “[Reserved]”.

6. Effective as of January 1, 2003, by adding the following Appendix D:

Exhibit 10.3

“APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a) Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. Alternatively, the Participant’s spouse may elect to comply with the distribution requirements of Subparagraph (3) below.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. Alternatively, the Participant’s spouse may elect to comply with the distribution requirements of Subparagraph (3) below.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), rather than Section 2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4, unless Section 2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If this Section 2(b) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

Exhibit 10.3

SECTION 3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year in which the Participant’s death occurs.

SECTION 4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Exhibit 10.3

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

SECTION 5

DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e) Required Beginning Date. The date specified in Section 10.6(c) of the Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

Exhibit 10.3

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed on the day and year first above written.

INGLES MARKETS, INCORPORATED

By:	/s/ Brenda S. Tudor

Title:	Chief Financial Officer